UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2026

CEA INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41266	27-3911608
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(Address of principal executive office) (Zip Code)

(303) 993-5271

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	BNC	Nasdaq Capital Market
Warrants to purchase Common Stock	BNCWW	Nasdaq Capital Market
Preferred stock purchase rights		Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On March 16, 2026, CEA Industries Inc. (the “Company”) issued a press release announcing its financial and operational results for the quarter ended January 31, 2026 and announcing the leadership transition reported under Item 5.02 below. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 16, 2026, the Board of Directors of the Company (the “Board”) approved a Transition Agreement (as defined below) with David Namdar, the Company’s current Chief Executive Officer, and his affiliate, and determined that, in accordance with the Transition Agreement, Mr. Namdar’s service in such role will conclude upon the earlier of (a) the Company’s next annual meeting of stockholders, (b) the appointment by the Board of a new or interim chief executive officer of the Company, or (c) August 31, 2026 (the “Separation Date”). In connection with Mr. Namdar’s transition out of his role as Chief Executive Officer, on March 16, 2026, the Company entered into a Transition Agreement (the “Transition Agreement”) with Mr. Namdar and Abound LLC, a Puerto Rico limited liability company pursuant to which Mr. Namdar performs services for the Company, which (i) acknowledges and provides for compensation with respect to the work performed by Mr. Namdar for the Company since his appointment as Chief Executive Officer on August 5, 2025 (for which he has received no cash or equity compensation to date), and (ii) provides for the provision of transitional services by Mr. Namdar until the Separation Date.

As compensation for the work performed by Mr. Namdar from August 5, 2025 (the “Appointment Date”) to the date of the Transition Agreement, Mr. Namdar will receive a make-up consulting fee of $375,000. As compensation for the work to be performed by Mr. Namdar commencing on March 16, 2026 and through the Separation Date, Mr. Namdar will receive a base consulting fee of $50,000 per month. In addition, in lieu of an equity incentive award for his service from the Appointment Date, and in exchange for execution and non-revocation of a release of claims in favor of the Company, Mr. Namdar will receive a lump sum cash payment equal in amount to the product of 132,000 shares multiplied by the greater of the 30-trading day average stock price of the Company’s common stock on (x) March 16, 2026 or (y) the Separation Date. Under the Transition Agreement, in exchange for a release of claims and Mr. Namdar’s agreement to certain restrictive covenants, including confidentiality, non-compete, non-solicitation, non-disparagement and non-assistance to litigants restrictions, Mr. Namdar will receive a lump sum cash payment equal to eighteen months of the base consulting fee ($900,000), payable following the Separation Date.

The foregoing description of the Transition Agreement is not complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.7	Transition Agreement, dated March 16, 2026, by and between CEA Industries Inc., Abound LLC, and David Namdar.
99.1	Press Release, dated March 16, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 16, 2026

CEA INDUSTRIES INC.

By:	/s/ David Namdar
Name:	David Namdar
Title:	Chief Executive Officer